UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2017

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Cray Inc. (the “Company”) filed on June 16, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on June 13, 2017 (the “2017 Annual Meeting”). The purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay Votes”). No other changes have been made to the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the 2017 Annual Meeting, over a majority of stockholders that voted on the matter indicated a preference to hold future Say-on-Pay Votes every year. The Company’s Board of Directors supported the advisory resolution, and will include a Say-on-Pay Vote every year until the next vote on the frequency of future Say-on-Pay Votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2017

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Senior Vice President Administration, General Counsel and Corporate Secretary